575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax www.kattenlaw.com

Peter J. Shea peter.shea@kattenlaw.com 212.940.6447 direct 212.894.5724 fax

November 6, 2015

The Board of Directors of the Absolute Shares Trust
331 Newman Springs Road, Suite 122
Red Bank, New Jersey 07701

Absolute Shares Trust (Registration Nos. 333-192733 and 811-22917) with respect to
WBI Tactical Rotation Shares (the “Fund”)

Ladies and Gentlemen:

We have acted as counsel for Absolute Shares Trust, a Delaware statutory trust (the “Trust”), in connection with the Trust’s filing with the Securities and Exchange Commission (the “Commission”) of its Registration Statement on Form N-1A (as so amended, the “Registration Statement”) under the Securities Act of 1933 (the “1933 Act”) (No. 333-192733) and under the Investment Company Act of 1940 (the “1940 Act”) (No. 811-22917), and the Trust’s filing on August 24, 2015 with the Commission of its Post-Effective Amendment No. 3 under the 1933 Act and Amendment No. 6 under the 1940 Act relating to the issuance and sale of an unlimited number of authorized shares of each of the Fund (the “Shares”) .

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (a) the Registration Statement, (b) the Trust's Declaration of Trust, as amended to date, (c) the Trust's By-laws, as amended to date, (d) resolutions of the Board of Trustees of the Trust related to the Shares and the Fund; (e) the pertinent provisions of the constitution and laws of the State of Delaware; and (f) such other instruments, documents, statements and records of the Trust and others and other such statutes as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.
In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

AUSTIN        CENTURY CITY        CHARLOTTE        CHICAGO        HOUSTON        IRVING        LOS ANGELES
NEW YORK        ORANGE COUNTY        SAN FRANCISCO BAY AREA        SHANGHAI        WASHINGTON, DC
LONDON: KATTEN MUCHIN ROSENMAN UK LLP
A limited liability partnership including professional corporations

The Board of Directors of the Absolute Shares Trust
November 6, 2015

Based upon the foregoing, we are of the opinion that the Shares proposed to be offered and sold pursuant to the Registration Statement, when it is made effective by the Commission or otherwise pursuant to the rules and regulations of the Commission, will have been validly authorized and, when sold in accordance with the terms of the Registration Statement and the requirements of applicable federal and state law and delivered by the Trust against receipt of the net asset value of the Shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Trust.

This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.  This opinion is limited to the Delaware statutory trust laws governing matters such as the authorization and issuance of the Shares, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion concerning any other laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Commission, and to the use of our name in the  Registration Statement under the caption “Legal Counsel” in the prospectus that is a part thereof and under the caption “Legal Counsel” in the statement of additional information that is a part thereof and in any revised or amended versions thereof.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, as amended, and the rules and regulations thereunder.

Respectfully submitted,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP

PJS/rg